Exhibit 1.1

EXECUTION VERSION

ONEOK PARTNERS, L.P.

Underwriting Agreement

September 9, 2013

RBS Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Deutsche Bank Securities Inc.

As Representatives of the Underwriters named in Schedule II hereto

c/o RBS Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

Ladies and Gentlemen:

ONEOK Partners, L.P., a limited partnership organized under the laws of the state of Delaware (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $425,000,000 aggregate principal amount of its 3.200% senior notes due 2018, $425,000,000 aggregate principal amount of its 5.000% senior notes due 2023 and $400,000,000 aggregate principal amount of its 6.200 % senior notes due 2043 (collectively, the “Notes”). The Partnership’s obligations under the Notes and the Indenture (as defined herein) will be fully and unconditionally guaranteed (the “Guarantee”), on a senior unsecured basis, by ONEOK Partners Intermediate Limited Partnership, a limited partnership organized under the laws of the state of Delaware (the “Guarantor” and together with the Partnership, the “Issuers”). The Notes and the Guarantee are referred to herein as the “Securities.” The Securities will be issued under an Indenture, dated and effective as of September 25, 2006 (the “Base Indenture”), among the Partnership and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the Tenth Supplemental Indenture thereto to be dated the Closing Date (as defined herein), by and among the Partnership, the Guarantor and the Trustee, the Eleventh Supplemental Indenture thereto to be dated the Closing Date, by and among the Partnership, the Guarantor and the Trustee and the Twelfth Supplemental Indenture thereto to be dated the Closing Date, by and among the Partnership, the Guarantor and the Trustee (collectively, the “Supplemental Indentures”). The Base Indenture as amended and supplemented by the Supplemental Indentures is referred to herein as the “Indenture”. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the initial effective date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

This is to confirm the agreement (this “Agreement”) concerning the purchase of the Securities from the Issuers by the Underwriters.

1. Representations and Warranties. The Issuers represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405) (the file number of which is set forth in Schedule I hereto), on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing. The Partnership filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Partnership will next file with the Commission one of the following: (1) a Final Prospectus in accordance with Rules 430B and 424(b) or (2) a Final Prospectus in accordance with Rules 415 and 424(b). The Partnership has included in such Registration Statement, as amended at the Effective Time, all information (other than information permitted to be excluded therefrom pursuant to Rule 430B (“Rule 430B Information”)) required by the Act and the rules thereunder to be included in such Registration Statement. As filed, the Final Prospectus shall contain all applicable Rule 430B Information, together with all other such information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Time of the Registration Statement was not earlier than the date three years before the Applicable Time.

(b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Closing Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; as of the Effective Time and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Effective Time and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing with the Commission pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representations or warranties as to (i) the exhibit to the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8(b) hereof.

(c) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Disclosure Package (or any amendments or supplement thereto), in reliance upon and in conformity with information furnished in writing to the Partnership by any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuers or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Partnership was or is (as the case may be) a Well-Known Seasoned Issuer. The Partnership agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(e) Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Preliminary Prospectuses and the Issuer Free Writing Prospectuses identified in Schedule III hereto.

(f)  (i) At the earliest time after the filing of the Registration Statement that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an “ineligible issuer” (as defined in Rule 405).

(g) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(h) The Partnership has been duly formed and is validly existing under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and each of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (collectively, the “Subsidiaries” and each a Subsidiary) has been duly formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of the jurisdiction in which it is formed. The Partnership has all the requisite partnership power and authority and each of its Subsidiaries has full corporate, limited liability company or partnership power, as the case may be, and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Disclosure Package and the Final Prospectus, and is duly qualified or registered to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification or registration, except where the failure to be so qualified or registered or in good standing would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), earnings, cash flow, business affairs or business prospects of the Partnership and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(i) All the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued in accordance with such Subsidiary’s governing documents and are fully paid (in the case of any Subsidiary that is a limited liability company, to the extent required by such Subsidiary’s limited liability company agreement, and in the case of any Subsidiary that is a limited partnership, to the extent required by such Subsidiary’s agreement of limited partnership) and nonassessable (in the case of any Subsidiary that is a limited liability company, except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Revised Limited Liability Company Act, and in the case of any Subsidiary that is a limited partnership, except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA and matters included in such Subsidiary’s agreement of limited partnership), and all outstanding equity interests of the Subsidiaries are owned by the Partnership either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, encumbrances or liens (“Liens”), except for any such Liens on the outstanding equity interests of the Subsidiaries that are described in the Disclosure Package and the Final Prospectus.

(j) As of the date of this Agreement, the Partnership has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectus and the Final Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus (as defined below)), and, as of the Closing Date, the Partnership shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Final Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), except for such adjustments as are necessary to reflect the sale of the Securities.

(k) There is no contract or other document of a character required to be described in the Registration Statement or Base Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters as will be contained in the Base Prospectus, including the information incorporated by reference therein up to and through the date of this Agreement).

(l) This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Issuers.

(m) The Partnership is the sole limited partner of the Guarantor with a 99.99% limited partner interest in the Guarantor (subject to the provisions of the Intermediate Partnership Agreement), and ONEOK ILP GP, L.L.C., a limited liability company organized under the laws of the state of Delaware and wholly owned subsidiary of the Partnership (the “ILP GP”), is the sole general partner of the Guarantor with a 0.01% general partner interest in the Guarantor; such partner interests are duly authorized by the Intermediate Partnership Agreement, and the limited partner interest is duly issued, fully paid (to the extent required under the Intermediate Partnership Agreement) and non-assessable (except as described in the Intermediate Partnership Agreement and except as set forth in Sections 17-303, 17-607 and 17-804 of the DRULPA); as of the Closing Date, the Partnership will own, directly or indirectly, such limited partner interest in the Guarantor and the member interests in the ILP GP free and clear of any Liens, except for any such Liens on such interests that are described in the Disclosure Package and the Final Prospectus.

(n) As of September 9, 2013, the limited partners of the Partnership held limited partner interests in the Partnership aggregating a 98.0% Partnership Interest (as defined in the Partnership Agreement)) (subject to the provisions of the Partnership Agreement), such limited partner interests being represented by a total of 158,627,354 outstanding Common Units and 72,988,252 outstanding Class B Units (collectively, the “Limited Partner Units”); as of the Closing Date, the Limited Partner Units and the limited partner interests represented thereby were authorized by the Partnership Agreement and are validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as described in the Partnership Agreement and except as set forth in Sections 17-303, 17-607 and 17-804 of the DRULPA).

(o) The Notes have been duly authorized for issuance and sale to the Underwriters and, when issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by or on behalf of the Partnership and will constitute valid and binding obligations of the Partnership, enforceable in accordance with their terms and the terms of the Indenture and will be entitled to the benefits provided by the Indenture; provided that the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent transfer or conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally from time to time in effect and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”); and the statements in “Description of the notes” in the Preliminary Prospectus used most recently prior to the Applicable Time and the Final Prospectus and “Description of the Debt Securities” in the Base Prospectus, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, when such Securities are issued, executed, authenticated and delivered against payment therefore as provided herein and in the Indenture, fairly summarize the matters described therein in all material respects.

(p) The Base Indenture has been duly authorized, executed and delivered by or on behalf of the Partnership, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; provided that the enforceability of the Base Indenture may be limited by the Enforceability Exceptions. The Base Indenture has been qualified under the Trust Indenture Act. The Supplemental Indentures have been duly authorized by or on behalf of the Issuers, and, when validly executed and delivered by or on behalf of the Issuers, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute valid and binding agreements of each of the Issuers, enforceable against each of the Issuers in accordance with their terms; provided that the enforceability of the Supplemental Indentures may be limited by the Enforceability Exceptions.

(q) The Guarantee has been duly authorized by or on behalf of the Guarantor and, when the Supplemental Indentures are validly executed and delivered by or on behalf of the Issuers and the Notes are duly executed by or on behalf of the Partnership and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Underwriters, and assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms and entitled to the benefits provided by the Indenture; provided that the enforceability of the Guarantee may be limited by the Enforceability Exceptions.

(r) Neither the Partnership nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, neither will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein except (i) such as have been obtained under the Act and the Trust Indenture Act, and (ii) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Securities in the manner contemplated herein and in the Disclosure Package and the Final Prospectus or (iii) such that the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

(t) Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its Subsidiaries pursuant to (i) the provisions of the Partnership Agreement or other governing documents of the Partnership or any of the governing documents of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Partnership or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Partnership or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or any of its Subsidiaries or any of its or their properties, which conflicts, breaches, violations or defaults, in the case of clauses (ii) or (iii), would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Except for the Underwriters (who shall act as underwriters with respect to the Securities pursuant to this Agreement), no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer and sale of the Securities.

(v) No holders of debt securities of the Partnership have rights to the registration of such securities under the Disclosure Package, the Final Prospectus and the Registration Statement.

(w) The historical consolidated financial statements and schedules of the Partnership and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Partnership as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) Other than as set forth in the Disclosure Package, the Final Prospectus and the Registration Statement, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries or its or their property is pending or, to the Partnership’s knowledge, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(y) Each of the Partnership and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except where the failure to do so does not materially interfere with the ownership, operation or benefits of operation of such businesses or materially increase the cost of operation or ownership of such businesses, provided that

(a) with respect to the transmission and gathering pipelines of the Partnership and the Subsidiaries that own such pipelines and right-of-way interests related thereto (the “Pipeline Properties”), the foregoing shall only constitute a representation that, such Subsidiaries have sufficient title to enable them to use such Pipeline Properties in their businesses as they have been used in the past and as are proposed to be used in the future and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by the Subsidiaries, such real property, buildings and equipment are held by the Subsidiaries under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment for such Subsidiary.

(z) Neither the Partnership nor any Subsidiary is in violation or default of (i) any provisions of the Partnership Agreement or other governing documents of the Partnership or the governing documents of such Subsidiary, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect or as could not materially impair the ability of the Issuers to perform their respective obligations under this Agreement or the Indenture.

(aa) PricewaterhouseCoopers LLP, who has performed certain procedures with respect to certain financial statements of the Partnership and its consolidated subsidiaries included, or incorporated by reference, in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the Act and the Public Company Accounting Oversight Board (United States) and its applicable published rules and regulations.

(bb) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Issuers in connection with the execution and delivery of this Agreement or the issuance and sale by the Issuers of the Securities.

(cc) The Partnership has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for (i) those failures to file or pay that would not reasonably be expected to have a Material Adverse Effect, (ii) any such tax payment, assessment, fine or penalty that is currently being contested in good faith, or (iii) those failures to file or pay set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(dd) No labor problem or dispute with the employees of the Partnership or any of its Subsidiaries exists or, to the Partnership’s knowledge, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect.

(ee) The Partnership and the Subsidiaries are insured by insurers that the Partnership has no reason to believe are not of recognized financial responsibility against such losses and risks and in such amounts as the Partnership believes are prudent and customary in the businesses in which they are engaged.

(ff) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Partnership, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except (i) as set forth in Section 7.10 of the Partnership’s $1.2 billion amended and restated revolving credit agreement dated as of August 1, 2011, as modified by that certain Extension Agreement dated August 1, 2012 (collectively, the “Credit Agreement”), (ii) such limitations on transfer of equity interests in and assets of entities that are not wholly owned by the Partnership or any of its subsidiaries and (iii) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiaries’ governing instruments.

(gg) The Partnership and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(hh) The Partnership and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package has been prepared in accordance with the Commission’s applicable rules and guidelines. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries audited by PricewaterhouseCoopers LLP and reviewed by the board of directors of the general partner of the Partnership, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operations of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to affect, the Partnership’s internal control over financial reporting.

(ii) The Partnership and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(jj) Neither the Issuers nor the Subsidiaries have taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(kk) The Partnership and its Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus. Neither the Partnership nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except (y) with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (z) as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(ll) In the ordinary course of its business, the Partnership periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm) The Partnership is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans to officers and directors and Sections 302 and 906 related to certifications.

(nn) Neither the Partnership nor any of its Subsidiaries nor, to the Partnership’s knowledge, any director, officer, agent, or employee of the Partnership or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, and the Partnership and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo) The operations of the Partnership and its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Partnership’s knowledge, threatened.

(pp) Neither the Partnership nor any of its Subsidiaries nor, to the Partnership’s knowledge, any director, officer, agent, or employee of the Partnership or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) Except as disclosed in the Disclosure Package and the Final Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of an Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of an Underwriter.

(rr) [Reserved]

(ss) The Subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Partnership (as defined by Rule 1-02 of Regulation S-X).

(tt) Subsequent to the respective dates as of which information is given in the Registration Statement (as such information may have been superseded by a subsequent filing with the Commission), the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Partnership and the Subsidiaries, taken as a whole, except for the sale of the Securities and the application of the net proceeds thereof, (ii) any transaction which is material to the Partnership and the Subsidiaries, taken as a whole, except for the sale of the Securities and the application of the net proceeds thereof, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Partnership or any Subsidiary, which is material to the Partnership and the Subsidiaries, taken as a whole, except for the sale of the Securities and the application of the net proceeds thereof and issuances of commercial paper notes and any drawdowns under the Credit Agreement, or (iv) any change in the capitalization or outstanding indebtedness of the Partnership or any Subsidiaries, except for the sale of the Securities and the application of the net proceeds thereof and issuances of commercial paper notes and any drawdowns under the Credit Agreement.

(uu) The Partnership and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership’s business as now conducted or as proposed in the Final Prospectus to be conducted, except for failures of ownership or use that would not reasonably be expected to have a Material Adverse Effect. Additionally, (a) to the Partnership’s knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Partnership’s knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Partnership’s knowledge, threatened action, suit, proceeding or claim by others challenging the Partnership’s rights in or to any such Intellectual Property; and (d) to the Partnership’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, in the case of each of clauses (a), (b), (c) and (d) which would be reasonably expected to have a Material Adverse Effect.

Any certificate signed by or on behalf of the Partnership and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities and pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers, at the purchase price set forth in Schedule I hereto the principal amount of the Securities of each series set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. The several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Issuers agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object, unless, (i) in the judgment of counsel to the Partnership, such filing is required by applicable law or (ii) is advisable in furtherance of a Commission request. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430B, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed, in a form approved by the Representatives, with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of each series of Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to promptly use its reasonable best efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) The Partnership will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by the Representatives and substantially as attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Partnership will make generally available, via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to its security holders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act, including, at the option of the Partnership, Rule 158, which may be satisfied through the filing with the Commission of reports required under the Exchange Act.

(f) The Partnership will furnish or otherwise make available upon request to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering (other than internal sales memoranda prepared by any of the Underwriters).

(g) The Partnership will arrange, if necessary, for the qualification of each series of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as reasonably required for the distribution of such series of Securities and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433, other than a Free Writing Prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Representatives or the Partnership is herein referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as applicable and as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Partnership (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j) The Partnership will not, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Final Prospectus.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein as of the Applicable Time and the Closing Date, to the accuracy of the statements of the Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Partnership, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in substantially the form of Exhibit A hereto.

(c) The Partnership shall have requested and caused Gable & Gotwals, A Professional Corporation, counsel for the Partnership, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in substantially the form of Exhibit B hereto.

(d) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Partnership shall have furnished to the Representatives a certificate of the Partnership, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the general partner of the Partnership, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Issuers in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuers have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(f) The Partnership shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Applicable Time and at the Closing Date, “comfort letters” (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP, with respect to the certain unaudited financial statements and financial information contained in the Registration Statement, the Preliminary Prospectus used most recently prior to the Applicable Time and the Final Prospectus.

(g) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment thereto), there shall not have been (i) any adverse change or decrease specified in the letters referred to in paragraph (f) of this Section 6 or (ii) any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, earnings, results of operations or financial condition of the Partnership and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of any series of Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(h) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling, LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, NY 10022, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, the Preliminary Prospectus and the Final Prospectus, and any amendment or supplement to the Registration Statement or the Preliminary Prospectus and Final Prospectus, (ii) the preparation and delivery of certificates representing the Securities, (iii) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Preliminary Prospectus or Final Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (iv) any filings required to be made by the Underwriters with FINRA, and the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws, including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vi) counsel to the Partnership, (vii) the rating, if any, of the Securities by one or more rating agencies, (viii) the Trustee and any agent of the Trustee and the fees, disbursements and other charges of counsel for the Trustee in connection with the Indenture and the Securities and (ix) PricewaterhouseCoopers LLP.

(b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus, any information of the Issuers that the Partnership has filed or is required to file pursuant to Rule 433(d) under the Act, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuers, each of the respective directors and officers of the general partner of the Partnership and the ILP GP and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuers acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, and (ii) the following information under the heading “Underwriting”: (A) the second sentence of the third paragraph related to the Underwriters’ market making activities and (B) the seventh, eighth and ninth paragraphs related to over-allotment, stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and only to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, but is otherwise applicable in accordance with its terms, the Issuers and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act and each officer and director of the general partner of the Partnership and the ILP GP shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Partnership’s securities shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of a series of Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or the respective officers of the general partner of the Partnership or the ILP GP and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 and the last sentence of Section 9 hereof shall survive the termination or cancellation of this Agreement.

12. Selling Restrictions. Each Underwriter, severally and not jointly, represents and agrees (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Market Act of 2000, or

“FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter, severally and not jointly, represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in the Relevant Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representatives for any such offer; or

(c) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall require the Issuers or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe to the Securities, as the same may be varied in that Relevant Member State. For the purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC, including that Directive as amended by the 2010 PD Amending Directive to the extent implemented in the Relevant Member State in question, and includes any relevant implementing measure in the Relevant Member State in question; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to RBS Securities Inc., RBS Securities Inc., 600 Washington Boulevard, Stamford CT 06901, Attention: Debt Capital Markets/Syndicate (fax no.: (203)-873-4534); Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020 (fax: (646)-855-5958); Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, attention: Debt Capital Markets Syndicate (Fax: (212) 797-2202), with a copy to General Counsel (Fax: (212) 797-4561).

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Duty. The Issuers hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are each acting as principal and not as an agent or fiduciary of the Issuers and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers on related or other matters). The Issuers agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The parties hereto each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which, when executed and delivered, shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 4:57p.m. (Eastern time) on September 9, 2013, which is the time identified to us by the Underwriters as the time of first sale of Securities to the investors.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses identified in Part A of Schedule III hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Intermediate Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of the Guarantor, as amended at the Applicable Time.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Partnership Agreement” shall mean the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 430C”, “Rule 433”, “Rule 436”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

Very truly yours,

ONEOK Partners, L.P.

By:	ONEOK Partners GP, L.L.C., its general partner

By:	/s/ Derek S. Reiners
	Name:	Derek S. Reiners
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

ONEOK Partners Intermediate Limited Partnership

By:	ONEOK ILP GP, L.L.C., its general partner

By:	/s/ Derek S. Reiners
	Name:	Derek S. Reiners
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above

RBS Securities Inc.

By:	/s/ Mark Frenzel
	Name:	Mark Frenzel
	Title:	Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Keith Harman
	Name:	Keith Harman
	Title:	Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Ross Levitsky
	Name:	Ross Levitsky
	Title:	Managing Director

By:	/s/ John McCabe
	Name:	John McCabe
	Title:	Director

For themselves and the other

several Underwriters, if any,

named in Schedule II to the

foregoing Agreement.

SCHEDULE I

A. 3.200% Senior Notes due 2018

Registration Statement No. 333-183287

Representatives:	RBS Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.

Title, Principal Amount and Purchase Price of Securities:

Title:	3.200% Senior Notes due 2018

Principal amount:	$425,000,000

Purchase price (include accrued interest or amortization, if any):	99.335%

Closing Date, Time and Location: September 12, 2013 at 10:00 a.m. at Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022

Type of Offering: Non-delayed

Date referred to in Section 5(i) after which the Partnership may offer or sell debt securities issued or guaranteed by the Partnership without the consent of the Representatives: October 9, 2013.

SCHEDULE I

B. 5.000% Senior Notes due 2023

Registration Statement No. 333-183287

Representatives:	RBS Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.

Title, Principal Amount and Purchase Price of Securities:

Title:	5.000% Senior Notes due 2023

Principal amount:	$425,000,000

Purchase price (include accrued interest or amortization, if any):	99.310%

Closing Date, Time and Location: September 12, 2013 at 10:00 a.m. at Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022

Type of Offering: Non-delayed

Date referred to in Section 5(i) after which the Partnership may offer or sell debt securities issued or guaranteed by the Partnership without the consent of the Representatives: October 9, 2013.

SCHEDULE I

C. 6.200% Senior Notes due 2043

Registration Statement No. 333-183287

Representatives:	RBS Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.

Title, Principal Amount and Purchase Price of Securities:

Title:	6.200% Senior Notes due 2043

Principal amount:	$400,000,000

Purchase price (include accrued interest or amortization, if any):	98.692%

Closing Date, Time and Location: September 12, 2013 at 10:00 a.m. at Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022

Type of Offering: Non-delayed

Date referred to in Section 5(i) after which the Partnership may offer or sell debt securities issued or guaranteed by the Partnership without the consent of the Representatives: October 9, 2013.

SCHEDULE II

	Principal Amount of Securities to be Purchased
Underwriters	3.200% Senior Notes Due 2018	5.000% Senior Notes Due 2023	6.200% Senior Notes Due 2043
RBS Securities Inc.	$65,025,000	$65,025,000	$61,200,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$64,600,000	$64,600,000	$60,800,000
Deutsche Bank Securities Inc.	$64,600,000	$64,600,000	$60,800,000
Barclays Capital Inc.	$21,250,000	$21,250,000	$20,000,000
Citigroup Global Markets Inc.	$21,250,000	$21,250,000	$20,000,000
J.P. Morgan Securities LLC	$21,250,000	$21,250,000	$20,000,000
Morgan Stanley & Co. LLC	$21,250,000	$21,250,000	$20,000,000
UBS Securities LLC	$21,250,000	$21,250,000	$20,000,000
U.S. Bancorp Investment, Inc.	$21,250,000	$21,250,000	$20,000,000
Wells Fargo Securities, LLC	$21,250,000	$21,250,000	$20,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$12,750,000	$12,750,000	$12,000,000
Goldman, Sachs & Co.	$12,750,000	$12,750,000	$12,000,000
RBC Capital Markets, LLC	$12,750,000	$12,750,000	$12,000,000
SMBC Nikko Securities America, Inc.	$12,750,000	$12,750,000	$12,000,000
BOSC, Inc.	$8,500,000	$8,500,000	$8,000,000
UMB Financial Services, Inc.	$8,500,000	$8,500,000	$8,000,000
The Williams Capital Group, L.P.	$8,500,000	$8,500,000	$8,000,000
Tuohy Brothers Investments Research, Inc.	$5,525,000	$5,525,000	$5,200,000
Total	$425,000,000	$425,000,000	$400,000,000

SCHEDULE III

PART A

Schedule of Free Writing Prospectuses included in the Disclosure Package

1)	The final term sheet prepared and filed pursuant to Section 5(b) of the Agreement in substantially the form of Schedule IV to the Agreement.

PART B

Schedule of Free Writing Prospectuses not included in the Disclosure Package

1)	The Net Roadshow presentation relating to the offering of the Securities dated September 9, 2013.

Filed Pursuant to Rule 433

Registration No. 333-183287

September 9, 2013

ONEOK PARTNERS, L.P.

PRICING TERM SHEET

$1,250,000,000

$425,000,000 3.200% Senior Notes due 2018

$425,000,000 5.000% Senior Notes due 2023

$400,000,000 6.200% Senior Notes due 2043

Issuer:	ONEOK Partners, L.P.
Guarantor:	ONEOK Partners Intermediate Limited Partnership
Security Type:	Senior Unsecured Notes
Ratings:*
Minimum Denomination:	$2,000 and whole multiples of $1,000 in excess thereof
Pricing Date:	September 9, 2013
Settlement Date (T+3):	September 12, 2013
	3.200% Senior Notes due 2018	5.000% Senior Notes due 2023	6.200% Senior Notes due 2043
Maturity Date:	September 15, 2018	September 15, 2023	September 15, 2043
Principal Amount:	$425,000,000	$425,000,000	$400,000,000
Benchmark:	1.500% due August 31, 2018	2.500% due August 15, 2023	2.875% due May 15, 2043
Benchmark Yield:	1.714%	2.905%	3.882%
Re-offer Spread to Benchmark:	+ 150 bps	+ 210 bps	+ 235 bps
Yield to Maturity:	3.214%	5.005%	6.232%
Coupon:	3.200%	5.000%	6.200%
Public Offering Price:	99.935%	99.960%	99.567%
Gross Spread:	0.600%	0.650%	0.875%
Redemption Provisions:
Make-Whole Call:	T + 25 bps (prior to August 15, 2018)	T + 35 bps (prior to June 15, 2023)	T + 37.5 bps (prior to March 15, 2043)
Par Call:	On or after August 15, 2018 (1 month prior to maturity)	On or after June 15, 2023 (3 months prior to maturity)	On or after March 15, 2043 (6 months prior to maturity)
Interest Payment Dates:	March 15 and September 15, beginning March 15, 2014	March 15 and September 15, beginning March 15, 2014	March 15 and September 15, beginning March 15, 2014
CUSIP / ISIN:	68268NAK9 / US68268NAK90	68268NAL7 / US68268NAL73	68268NAM5 / US68268NAM56
Joint Book-Running Managers:	RBS Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Deutsche Bank Securities Inc.

Senior Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC UBS Securities LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC
Junior Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC Goldman, Sachs & Co.

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

BOSC, Inc.

UMB Financial Services, Inc.

The Williams Capital Group, L.P.

Tuohy Brothers Investment Research, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a base prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling RBS Securities Inc. toll-free at 1-866-884-2071, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (800)-294-1222 or Deutsche Bank Securities Inc. at (800) 503-4611.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another electronic system.

ANNEX A

ONEOK Hydrocarbon, L.P.

ONEOK Hydrocarbon, L.L.C.

ONEOK Hydrocarbon Holdings, L.L.C.

ONEOK Pipeline Holdings, L.L.C.

ONEOK Rockies Midstream, L.L.C.

ONEOK Partners Intermediate Limited Partnership

Exhibit A

FORM OF OPINION OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Exhibit B

FORM OF OPINION OF GABLE & GOTWALS